Press Release

CONTACT:
John A. Curran
610-480-8000
john.curran@infrasourceinc.com
Mahmoud Siddig
212-889-4350
mahmoud.siddig@taylor-rafferty.com
INFRASOURCE SERVICES, INC. ANNOUNCES OFFICER APPOINTMENT
MEDIA, PA — August 31, 2006 — InfraSource Services, Inc. (NYSE: IFS), one of the largest specialty contractors servicing utility transmission and distribution infrastructure in the United States, today announced that it has appointed Peter Walier as Executive Vice President, Electric. Mr. Walier will report directly to David Helwig, President and CEO of InfraSource.
Mr. Walier will oversee the activities of the Company’s electric subsidiaries. He was most recently President and CEO of NAC International. He previously held leadership positions at GE Power Systems in San Jose, California. Mr. Walier holds a B.S. degree in Electrical Engineering from the State University of NY College.
David Helwig said, “I am pleased that Pete is joining the InfraSource leadership team. His extensive experience in the power industry will be of value to the Company as we continue to enhance our project management capabilities to better enable us to pursue growth opportunities. I look forward to working closely with him.”
About InfraSource
InfraSource Services, Inc. is one of the largest specialty contractors servicing electric, natural gas and telecommunications infrastructure in the United States. InfraSource designs, builds, and maintains transmission and distribution networks for utilities, power producers, and industrial customers. Further information can be found at www.infrasourceinc.com.
Safe Harbor Statement
Certain statements contained in this press release are forward-looking statements. These forward-looking statements are based upon our current expectations about future events. When used in this press release, the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “will,” “should,” “may,” and similar expressions, or the negative of such words and expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. However, these statements are subject to a number of risks and uncertainties affecting our business. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect as a result of these risks and uncertainties and other factors, which include, but are not limited to: (1) technological, structural and cyclical changes that could reduce the demand for the services we provide; (2) the impact of variations between actual and estimated costs under our contracts, particularly our fixed-price contracts; (3) our ability to successfully bid for and perform large-scale project work; (4) our ability to attract and retain qualified personnel; (5) the award of new contracts and the timing of the performance of those contracts; (6) project delays or cancellations; (7) the uncertainty of implementation of the recently enacted federal energy legislation; and (8) other factors detailed from time to time in our reports and filings with the Securities and Exchange Commission. Except as required by law, we do not intend to update forward-looking statements even though our situation may change in the future.
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